For Immediate Release:

For further information, contact:
Patrick Cassidy
ir@mariner-energy.com
(713) 954-5558

Mariner Energy Announces October 12 Record Date and
November 10 Stockholder Meeting Date to Consider Apache Merger
HOUSTON, TX — October 1, 2010, Mariner Energy, Inc. (NYSE: ME) announced today the date and record date for the special meeting of stockholders of Mariner, at which stockholders of Mariner will consider and vote on, among other things, the proposed agreement and plan of merger between Mariner and Apache Corporation, pursuant to which it is proposed that Mariner would become a subsidiary of Apache.
The special meeting is scheduled for November 10, 2010, at 8:00 a.m. Central Time. The record date for stockholders entitled to vote at the meeting is October 12, 2010.
About Mariner Energy, Inc.
Mariner is an independent oil and gas exploration, development, and production company headquartered in Houston, Texas, with principal operations in the Permian Basin, Gulf Coast and Gulf of Mexico. For more information about Mariner, visit the company’s website at www.mariner-energy.com.
Additional Information
In connection with the proposed merger, Mariner and Apache will file a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING MARINER, APACHE AND THE MERGER.
A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Mariner and Apache with the SEC at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Apache stock by its directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements generally are accompanied by words such as “may,” “will,” “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” or other words that convey the uncertainty of future events or outcomes. Forward-looking statements provided in this press release are based on Mariner’s current belief based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. Mariner cautions that its forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and natural gas. These risks include, but are not limited to, price volatility or inflation, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks described in Mariner’s latest Annual Report on Form 10-K and other documents filed by Mariner with the Securities and Exchange Commission (SEC). Any of these factors could cause Mariner’s actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read Mariner’s latest Annual Report on Form 10-K and other documents filed by Mariner with the SEC.
###